UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2007

H2DIESEL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-51903	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11111 Katy Freeway, Suite 910 Houston, Texas 77079
(Address of principal executive offices)(Zip Code)

(713) 973-5720
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 1 3-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

ITEMS 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2007, Michael Burstein submitted his resignation as Chief Financial Officer of H2Diesel Holdings, Inc. (the “Company”). Mr. Burstein stated in his resignation letter that his decision was based on personal and family reasons and not on any change in his views of the Company's prospects or upon any information he obtained in his role as Chief Financial Officer. The effective date of Mr. Burstein’s resignation is October 19, 2007.

In connection with his resignation, Mr. Burstein and the Company have agreed to a Separation Agreement and General Waiver and Release Agreement (the “Agreements”), dated October 19, 2007. The Agreements include the following provisions:

•	the Company will waive the 90-day notice of termination requirement under Mr. Burstein’s employment agreement with the Company, dated September 1, 2007 (the “Employment Agreement”);
•	Mr. Burstein will forfeit rights to certain compensation and benefits and any and all stock options (including both vested and future grants) under his Employment Agreement;
•	Mr. Burstein will forfeit rights to any “Accrued Amounts” of death benefits as defined under Section 5(a) of his Employment Agreement; and
•	the parties have agreed to a general waiver and release of claims.

Copies of Mr. Burstein’s letter of resignation and the Agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Waiver and Release Agreement, dated as of October 19, 2007 between Michael Burstein and H2Diesel Holdings, Inc.

99.1	Letter of Resignation from Michael Burstein dated October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 19, 2007	/s/ David A. Gillespie
Name: David A. Gillespie Title: President and Chief Executive Officer